UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 16, 2019

Air T, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35476	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5930 Balsom Ridge Road
Denver, North Carolina 28037__________
(Address of Principal Executive Offices, and Zip Code)

________________(828) 464-8741__________________
Registrant’s Telephone Number, Including Area Code

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AIRT	NASDAQ Global Market
Alpha Income Preferred Securities (also referred to as 8% Cumulative Capital Securities) (“AIP”)	AIRTP	NASDAQ Global Market
Warrant to purchase AIP	AIRTW	NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a)   On August 14, 2019, the Company held its 2019 Annual Meeting of Stockholders. Of the 3,036,497 shares of the Company’s common stock outstanding and entitled to vote, 2,997,907 shares, or 98.73%, were represented at the meeting.

(b)   During the annual meeting, the Company's stockholders voted on the following matters:

Proposal 1. Election of Directors

	Votes For	Votes Withheld	Broker Non-Votes
Seth G. Barkett	2,288,894	46,281	662,732
Raymond E. Cabillot	2,309,245	25,930	662,732
William R. Foudray	2,309,245	25,930	662,732
Gary S. Kohler	2,302,436	32,739	662,732
Peter McClung	2,120,561	214,614	662,732
Andrew J. Stumpf	2,020,879	314,296	662,732
Nicholas J. Swenson	2,309,984	25,191	662,732
Travis Swenson	2,119,779	215,396	662,732

Proposal 2. Advisory vote to approve the compensation of the Company's named executive officers.

Votes For	Votes Against	Abstain	Broker Non-Votes
2,323,094	11,010	1,070	662,733

Proposal 3. Advisory vote on how frequently stockholders should vote on the compensation of the Company's named executive officers.

Every Year	2 Years	3 Years	Abstain
2,304,096	480	23,518	7,081

Proposal 4. Ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2019.

Votes For	Votes Against	Abstain
2,997,557	298	52

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2019

AIR T, INC.

By: /s/ Brian Ochocki
Brian Ochocki, Chief Financial Officer

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